Exhibit 24
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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Agere Systems Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities
Act"), one or more registration statements (on Form S-1, Form S-3, Form S-4, Form S-8 or any other appropriate form) with respect to the issuance of Class A common stock, par value $.01 per share, of the Company (including the related rights to purchase Series A Junior Participating Preferred Stock) in connection with the acquisition by the Company of TeraBlaze, Inc., (such shares, the "Securities"); and

     WHEREAS, the undersigned is a director and/or officer of the Company, as indicated beside his or her signature:

     NOW, THEREFORE, the undersigned hereby constitutes and appoints John W. Gamble, Jr. and John T. Dickson and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file such registration statement or registration statements with respect to the Securities and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 6th day of February, 2004.


By: /s/ Harold A. Wagner                    By: /s/ Thomas P. Salice
    ------------------------------              ------------------------------
Name:   Harold A. Wagner                    Name:   Thomas P. Salice
Title:  Chairman of the Board               Title:  Director


By: /s/ John T. Dickson                     By: /s/ Rae F. Sedel
    ------------------------------              ------------------------------
Name:   John T. Dickson                     Name:   Rae F. Sedel
Title:  President, Chief Executive          Title:  Director
        Officer and Director


By: /s/ Richard L. Clemmer                  By: /s/ John A. Young
    ------------------------------              ------------------------------
Name:   Richard L. Clemmer                  Name:   John A. Young
Title:  Director                            Title:  Director


By: /s/ Rajiv L. Gupta                      By: /s/ John W. Gamble, Jr.
    ------------------------------              ------------------------------
Name:   Rajiv L. Gupta                      Name:   John W. Gamble, Jr.
Title:  Director                            Title:  Executive Vice
                                                    President-Chief Financial
                                                    Officer


By: /s/ Richard S. Hill
    ------------------------------
Name:   Richard S. Hill
Title:  Director


By: /s/ Krish Prabhu
    ------------------------------
Name:   Krish Prabhu
Title:  Director